UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2010, the Board of Directors (“Board”) approved annual base salary and incentive opportunity under the 2011 Management Incentive Plan (“MIP”) for each of US Ecology, Inc.’s (the “Company”) named executive officers. The 2011 base salary for each of the Company's named executive officers is as follows:

Named Executive Officer	2011 Base Salary
James R. Baumgardner	$300,000
Simon G. Bell	$189,500
Jeffrey R. Feeler	$187,480
Steven D. Welling	$244,950

Under the 2011 MIP, each executive officer will be eligible to receive an incentive payment for fiscal year 2011 upon the achievement of at least 85% of the Board approved MIP target for 2011 (“Base MIP Target”). The incentive opportunity for achieving 100% of the 2011 Base MIP Target is 75% of base salary for Mr. Baumgardner, 50% of base salary for Mr. Welling and 40% of base salary for each of Mr. Bell and Mr. Feeler. In the event the Company exceeds the Base MIP Target, Mr. Baumgardner will be eligible for an additional incentive payment in an amount calculated by multiplying his base salary by an additional 2.5% for every 1% increase over the Base MIP Target. Similarly, Mr. Welling, Mr. Bell and Mr. Feeler will be eligible for an additional incentive payment in an amount calculated by multiplying their respective salaries by an additional 1% for every 1% increase over the Base MIP Target. There is no maximum payout under the MIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: December 13, 2010	By:/S/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President & Chief Financial Officer